CONTRACT FOR THE PURCHASE AND SALE OF REAL ESTATE
                              AND PERSONAL PROPERTY

         This Contract made and entered into this the day of April, 1996, by and between RIVER PARK HOTEL GROUP, INC., a Mississippi corporation (hereinafter referred to as "Seller"), and LADY LUCK MISSISSIPPI, INC., a Mississippi corporation (hereinafter referred to as "Purchaser").
         In consideration of the mutual terms, covenants, conditions and agreements hereinafter contained, and other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:
         I.  SALE OF PROPERTY.  Seller agrees to sell, convey, warrant, assign, transfer and deliver to Purchaser, and the Purchaser agrees to purchase, acquire and take from Seller the following described property:
         A. All of Seller's right, title and interest in and to that certain real property used in connection with the operation of the hotel known as the Best Western River Park (the "Hotel") located in the City of Natchez, Adams County, Mississippi, more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, together with all hereditaments, rights, privileges, franchises, tenements, easements and appurtenances thereunto belonging or in any way appertaining, and all buildings, structures and improvements situate thereon, (hereinafter collectively referred to as the "Subject Premises").
         B. All furniture, fixtures (whether actually or constructively attached), equipment, machinery, fittings,

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appliances  and other  items of  personal  property  owned by Seller and used in connection with the operation of the Subject Premises and now located upon the Subject Premises, except that certain antique Grand Piano located in the lobby of the Subject Premises as completely and comprehensively described on Exhibit "B" hereto and incorporated herein by reference.
         C. All of Seller's right, title and interest, if any, in and to the assignable licenses, permits, contracts, guaranties and warranties relating to the operation of the Subject Premises as completely and comprehensively described on Exhibit "C" attached hereto and incorporated herein by reference.
         D. All of Seller's right, title and interest, if any, in and to the non-exclusive business and trade name "River Park Hotel" under which the Subject Premises have been managed and operated.
         E. All opened and unopened food, sundry and beverages located at the Subject Premises and relating to the operation thereof, subject to such depletions, substitutions and replacements as shall occur and be made in the ordinary course of business prior to the date of closing.
         F. All china, glassware, linens and silverware, as completely and comprehensively described on Exhibit "B" attached hereto and incorporated herein by reference, and kitchen and bar small goods, paper goods, guest supplies, cleaning supplies, operation supplies, printing stationery and uniforms and use in connection with the operation of the Subject Premises, subject to such depletions, substitutions and replacements as shall occur and be made in the

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ordinary course of business prior to the date of closing (The property described in subparagraphs A through F hereof sometimes being referred to as the "Property").
         G. There is specifically reserved from the sale of the Property all accounts receivable, credit card charges and cash in hand for services rendered through 6:59 A.M. on April 15, 1996. Further, Seller shall remain responsible for all accounts payable accruing through 6:59 A.M. on April 15, 1996, and warrants that Purchaser shall have no liability for said accounts payable.
         II. PRICE. The purchase price to be paid by Purchaser to Seller for the Property shall be FOUR MILLION DOLLARS
($4,000,000.00) (hereinafter referred to as the "Purchase Price"), payable as follows:
         (a) Twenty-Five Thousand Dollars ($25,000.00) cash in earnest money delivered to Seller contemporaneous with the execution hereof by Seller. The $25,000.00 deposit shall hereinafter be referred to as the "Earnest Money." If the transaction contemplated by this contract is consummated in accordance with the terms hereof, the Earnest Money shall be credited against the cash due at closing. In the event the transaction contemplated by this contract is not consummated in accordance with the terms hereof, the Earnest Money shall be delivered in accordance with Section V hereinafter.
         (b) At closing, an additional payment of Nine Hundred Seventy-Five Thousand Dollars ($975,000.00) shall be due in cash or by federal wire transfer or other good federal funds to be received by Seller on the date of closing (as herein defined). There shall

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be deducted from the cash paid to Seller at the time of closing Fifteen Thousand
Dollars ($15,000.00) to be paid toward closing costs, and there shall also be deducted Seller's pro-rata portion of the real and personal property ad valorem taxes due for 1996.
         (c) At the time of closing, Lady Luck Mississippi, Inc., will execute a Non-Recourse Promissory Note (the "Note") made payable to Seller in the amount of Three Million Dollars ($3,000,000.00) and shall execute such security instruments as are reasonably necessary to pledge the Subject Premises and Property as security for repayment of said indebtedness. The note shall bear interest calculated quarterly at the annual rate of 1 1/2% over prime (as published by the Wall Street Journal or such other national publication agreed to by the parties), and shall be due and payable as follows:
         Commencing three (3) months from the date of the transaction and continuing on a quarterly basis until such time as the total principal amount is repaid in full, such payments shall be based on a twenty (20) year amortization schedule providing equal payments each three month period based on the outstanding principal amount as of the date of calculation. Lady Luck shall pay all of the remaining principal (together with any accrued and unpaid interest) owed on or before the tenth anniversary of the closing. Notwithstanding the foregoing, Purchaser shall, at its option, have the right at any time or from time to time, to repay the principal balance owed at any time without penalty.

         Payments shall be made to Concordia Bank & Trust Company pursuant to a Loan Servicing Agreement executed between the parties. The negotiation and execution of such Loan Servicing
Agreement by the parties and Concordia is a condition precedent to Purchaser's obligations hereunder. The Purchaser hereby

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acknowledges  that its title to the premises  shall be encumbered by outstanding debts (the "Existing Debt") owed by Seller to Concordia and that such indebtedness will not be cancelled at the time of closing and conveyance. Pursuant to the Loan Servicing Agreement, however, Lady Luck Mississippi, Inc., shall make quarterly payments directly to Concordia who will credit to the account of Seller such funds as are necessary to keep the note current and disburse the remainder to Seller. The Loan Servicing Agreement shall provide that so long as Purchaser makes the payments required by the Note, Concordia and Seller will not exercise any rights or remedies available to them pursuant to any agreement or understanding relating to the Existing Debt.
         III. CLOSING. The closing of the transaction contemplated herein shall take place on April 15, 1996, or such day prior thereto as may be mutually agreed upon by Purchaser and Seller, which day is herein referred to as the "Date of Closing." The parties can mutually agree to extend the Date of Closing upon written modification to this contract.
         (a) On the Date of Closing, Seller shall execute and deliver to Purchaser the following documents:
         (i)  A general warranty deed in recordable form, conveying
Seller's title to the Subject Premises to Purchaser;
         (ii) A bill of sale in from reasonably acceptable to Purchaser's counsel conveying Property as described above;
         (iii) An assignment in form reasonably acceptable to Purchaser's counsel of Seller's interest in the assignable licenses, permits, contracts, guaranties and warranties listed on

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Exhibit "C", and an  assumption,  in form  reasonably  acceptable to Purchaser's counsel, by Purchaser of all responsibility and liability thereunder existing on or after the Date of Closing;
         (iv)  An owner's policy of title insurance covering the
"Subject Premises";
         (v) Such documents in a form reasonably acceptable to Purchaser's counsel of Seller which authorize the sale of the Property to Purchaser and the execution of closing documents by Seller as are required by the title insurance company issuing the owner's policy of title insurance;
         (vi)  Closing Statement; and
         (vii)  Copies of all books and records relating to the
property in Seller's possession;
         (viii) All  additional  documents and  instruments,  in the  reasonable
discretion  of  Purchaser's  counsel,   necessary  to  properly  consummate  the
transaction contemplated hereby.
         Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against all costs, damages and expenses (including attorney's fees) resulting directly or indirectly from any claim arising out of the matters which Purchaser is required to assume as of the Date of Closing.
         (b)  On the Date of Closing, Purchaser shall deliver to
Seller:
         (i) The Purchase Price calculated pursuant to Paragraph II hereof.
         (ii)  The assignment and assumption of licenses, permits and

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contracts described above;
         (iii)  Closing Statement;
         (iv) Promissory Note, in a form reasonably acceptable to Purchaser's counsel, in the sum of Three Million Dollars
($3,000,000.00);
         (v) Such documents as are reasonably necessary to authorize fully the purchase of the Property by Purchaser and the execution of all closing documents;
         (vi) Deed of Trust, Security Agreement and UCC documents, in a form reasonably acceptable to Purchaser's counsel, reasonably necessary to grant to Seller a security interest in the Subject Premises and Property conveyed to insure repayment of the Promissory Note.
         Purchaser shall execute and deliver such other documents as may be reasonably required to close and effectuate this transaction in accordance with the terms and conditions as set forth in this contract.
         The obligations of Purchaser hereunder shall be subject to the satisfaction of the conditions set forth below, any of which may be waived by Purchaser in writing, to be fulfilled or performed at or prior to the Closing Date.
         (a) Seller shall have performed, in all material respects, all obligations required to be performed by it under this Contract at or prior to the Closing date.
         (b) Purchaser shall have received a certificate signed on behalf of Seller by an executive officer of Seller stating that the

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conditions set forth in this Section have been satisfied.
         (c)  The representations and warranties of Seller contained in this Contract shall be true and correct in all material respects, both as of the date when made and as though restated and made again on the Closing Date.
         (d) There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any governmental entity including, but not limited to, any court of competent jurisdiction or other action taken, nor statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Seller, the transactions contemplated by this Contract by any governmental entity and which shall have or would have the effect of (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the consummation of the transactions contemplated by this Contract; or (ii) prohibiting or materially limiting the ownership or operation by Purchaser of all or any material portion of the Subject Premises or the Property. In addition, none of the above shall be pending or threatened against Seller which attacks the legality of the transactions contemplated by this Contract or which seeks preliminary or permanent equitable relief against such transactions.
         (e) A Loan Servicing Agreement by and between Purchaser, Seller and Concordia shall have been fully executed by all parties thereto and delivered.

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         (f)  Seller shall have delivered the commitment in a form
reasonably suitable to Purchaser.
         (g) Seller shall have provided to Purchaser such bills of sale, assignments and other instruments of transfer or any other necessary documents, in form and substance reasonably acceptable to the Purchaser, and sufficient to transfer ownership of the Subject Premises and the Property, free and clear of all liens and encumbrances except the Existing Debt.
         IV.  TAXES.  All real and personal ad valorem taxes and
special assessments payable upon the Property shall be pro-rated between Seller and Purchaser for the tax year in which the Closing is held on the basis of the tax statement for the immediate prior tax year.
         V.  TITLE EXAMINATION AND SURVEY.  On or before April     ,
1996, Seller shall cause to be furnished to Lady Luck a current title commitment (the "Commitment") to issue an owner's policy of title insurance, through a title company mutually acceptable to the parties hereof, setting forth the status of title to the Subject
Premises and setting forth all exceptions, including liens, easements, conditions, restrictions, rights-of-way, covenants, leases, reservations and all other matters affecting the Subject
Premises which would appear as exceptions in the owner's policy of title insurance to be issued at Closing. In the event any exceptions appear in the Commitment that are unacceptable to the Purchaser, then Purchaser shall notify Seller in writing of any exceptions to which it objects. Thereafter, Seller, at Seller's

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sole option and expense,  may correct or remove all title objections and deliver an amended title Commitment reflecting the correction or deletion of such matters. In the event Seller fails or refuses to eliminate the objectionable exceptions to satisfaction of Purchaser, then Purchaser, at its sole discretion, shall have the option to terminate this agreement and receive a refund of Twenty- Five Thousand Dollars ($25,000.00) in Earnest Money paid upon the execution of this contract.
         VI.  DAMAGE, DESTRUCTION AND CONDEMNATION.
         A. In the event that all or any portion of the Property shall be taken in condemnation or under the right of eminent domain before the Date of Closing, Purchaser may, at its option, either (i) terminate this contract by delivering written notice thereof to Seller and receive an immediate refund of the earnest money, or (ii) proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to the Purchaser at the Closing, or as soon as available, any proceeds actually received by Seller or to be awarded from the Property from such condemnation or eminent domain proceeding, shall assign to Purchaser any right it may have to receive proceeds attributable to the Property from such condemnation or eminent domain proceedings, and there shall be no reduction in the Purchase Price.
         B. In the event that all or any portion of the Property shall be damaged or destroyed by fire or other casualty after the effective date and before the Date of Closing, Purchaser may, at its option, either (i) terminate this contract by written notice

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thereof to Seller and receive an immediate  refund of the earnest money, or (ii)
proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Purchaser at the Closing, or as
soon  as  available,   any  insurance   proceeds  actually  received  by  Seller
attributable to the Property from such casualty, shall assign to Purchaser any right it may have to receive insurance proceeds attributable to the Property from such casualty, and there shall be no reduction in the Purchase Price.
         C. Purchaser shall have the right to terminate this contract within ten
(10) days after written notice of such damage, destruction or condemnation as described in the preceding two paragraphs. If Purchaser does not elect to terminate this contract, the Purchaser shall be obligated to consummate this transaction as provided.
         VII. ASSIGNMENT. Purchaser shall not assign its rights, duties or obligations under this contract without the prior written consent of Seller, which approval shall be at the sole discretion of Seller.
         VIII. SURVIVAL. The terms, covenants, conditions, indemnities, representations, warranties, disclaimers and agreements of this contract shall survive and remain enforceable after the Date of Closing, except as expressly provided herein and shall survive the filing of the deed for record and shall not be merged therein.
         IX.  NOTICES.  Any notices or elections required or permitted

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to be given or served by any party  hereto  upon any other party shall be deemed given or served in accordance with the provisions of this contract if delivered personally or telecopies (which is confirmed) to the parties at the following addresses (or at such other address as shall be specified by like notice):
         In the case of notices directed to Seller:
         River Park Hotel Group, Inc.
         c/o Joe Fortunato, President
         P.O. Box 1087
         Natchez, MS  39121;
         Fax:

         In the case of notices directed to Purchaser:

         Mr. Andrew H. Tompkins
         President
         Lady Luck Mississippi, Inc.
         P.O. Box 1060
         Las Vegas, NV  89125.
         Fax:  702-477-3003

         With a copy to:

         Rory J. Reid
         Secretary
         Lady Luck Mississippi, Inc.
         P.O. Box 1060
         Las Vegas, NV  89125
         Fax:  702-477-3003.

         X. ENTIRE CONTRACT, MODIFICATION. This written contract constitutes the entire, complete agreement between the parties hereto and supersedes any prior oral or written agreements between the parties with respect to the Property. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants and conditions herein set forth, and that no modification of this contract and no waiver of any of its terms and conditions shall be effective unless made in writing

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and duly executed by the parties hereto.
         XI. BINDING EFFECT. All covenants, agreements, warranties, representations and provisions of this contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.
         XII. CONTROLLING LAW. This contract has been made and entered into under the laws of the United States of America and the State of Mississippi, and said law shall control the interpretation hereof.
         XIII. RISK OF LOSS. Between the date hereof and Date of Closing, the risks and obligations of ownership in loss of the Property and the correlative rights against insurance carriers and third parties shall belong to the Seller, but after the Date of Closing, such risks relating to events occurring subsequent to the Date of Closing shall be borne by Purchaser.
         The parties hereto agree that if any of the provisions of this contract were not performed in accordance with their specific terms or were otherwise breached irreparable injury would occur, no adequate remedy at law would exist and damages would be difficult to determine and that the parties shall be entitled to specific performance on the terms hereof in addition to any other remedy.
         XIV. DELIVERY OF POSSESSION. Possession of the Property shall be granted to Purchaser no later than the time of Closing.
         XV. CONDITION OF PROPERTY. Commencing on the date of this agreement and extending through the Date of Closing hereunder,

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Seller shall use reasonable best efforts to ensure the Subject  Premises and the
Property shall remain in the same condition as on the date hereof, except, however, wear and tear, condemnation, eminent domain, damage or destruction due to casualties, acts of God and occurrences over which Seller has no control. Seller shall also use reasonable best efforts to safeguard the Property. On or before the Date of Closing, Seller shall provide Purchaser access to the Subject Premises and the Property so that Purchaser can ascertain the condition of the Subject Premises and the Property described on Exhibits "B" and "C" hereof.
         XVI. ATTORNEY'S FEES. Should either Purchaser or Seller employ an attorney or attorneys to enforce any of the provisions and conditions hereof, or to protect any right, title or interest created or evidenced hereby, or to recover damages for the breach of the terms and conditions hereof, the non-prevailing party in any action pursued in a court of competent jurisdiction shall pay to the prevailing party all reasonable costs, damages, and expenses, including attorney's fees expended or incurred by the prevailing party in trial, appellate and bankruptcy proceedings.
         XVII. Each of the parties hereto represents that to the extent that any broker's or finder's fee or commission, loan modification fee or other similar fee is due to any entity or person in connection with any of the transactions contemplated hereby, then each party shall be responsible for the fee incurred by them and that the other party shall have no responsibility or liability therefor.

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         XVIII.  SELLER'S WARRANTIES.  Seller, at the Closing, shall represent and warrant to Purchaser that:
         (a) Seller owns indefeasible title to the Property and is fully authorized to convey the Subject Premises and Property to Purchaser;
         (b) That there are no existing or pending litigation claims or to the best knowledge of Seller threatened litigation, with respect to the Property and as of the Closing Date, no such actions, suits, proceedings or claims are threatened or asserted; and all work that has been performed in or about the Subject Premises and all materials furnished in connection therewith have been paid for in full;
         (c) During the period that Seller has owned the Property, there has been no storage, production, transportation, disposal, treatment or release of any solid waste, hazardous waste, toxic substance or any other pollutants or contaminants on or in the Subject Premises, and that Seller has complied with all applicable local, state or federal environmental laws and regulations. Further, there are no wells, underground storage tanks, covered surface impoundments or other sources of environmental pollutants or contaminants on the Property and has received no oral or written communication from any party that alleges Seller and the Hotel are not in compliance with such laws;
         (d) That Seller has no knowledge of any roadway easements across the land for the purposes of providing access to adjoining properties;

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         (e)  Seller has no knowledge of any condemnation proceedings having been instituted or threatened against the Property;
         (f) Seller is a corporation duly organized, validly existing and in good standing under the laws of Mississippi, and has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller has all requisite power and authority to enter into this contract and to consummate the transactions contemplated hereby, and is duly qualified and in good standing to do business in each jurisdiction in which it is required by law to be so qualified. This contract and the deeds, bills of sale, assignments and the other agreements and instruments of transfer to be executed on behalf of Seller and delivered to Purchaser in consummation of the transactions contemplated hereby have been (or, upon execution and delivery, shall have been) duly executed and delivered, have been effectively authorized by all necessary action, and the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms;
         (g) The execution and delivery of this contract, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not (i) constitute, with or without the giving of notice or passage of time, or both, a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which Seller is a party,
(ii) result in the creation of any claim, lien, encumbrance, security interest, restriction or other charge upon the Subject

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Premises or the Property, or (iii) violate any judgment,  decree, order or award of any court, governmental body or arbitrator binding upon or affecting Seller or any of its Property;
         (h) No consent, approval or authorization prescribed by any law, statute, rule or regulation, or by any agreement to which Seller is a party, or by which Seller or its property or business is bound or affected, is required in order to permit the consummation of the transactions contemplated by this Seller;
         (i) Seller holds all permits, licenses, warranties, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of the Hotel operation is in compliance with the terms of the Permits. No investigation or review by any governmental entity with respect to the Hotel is pending or threatened, nor has any governmental entity indicated an intention to conduct the same;
         (j) Except as disclosed on Exhibit "C" attached hereto, Seller is not a party to or is not bound by any contract or agreement which will or could bind the Company or affect or relate to the Hotel or the Subject Premises or the Property after the Closing Date;
         (k) The Seller's  Subject Premises is in compliance with all applicable
zoning,  building,   health,  fire,  water,  use  or  similar  statutes,  codes, ordinances, laws, rules or regulations. The zoning of each parcel of Subject Premises permits the existing improvements and the continuation following consummation of the transaction contemplated hereby of the Hotel business as presently

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conducted thereon.
         XIX. CAPITAL IMPROVEMENTS. During the period of time that the Seller retains a security interest in the subject premises and Property, Purchaser agrees to expend no less than three percent (3%) of the gross revenues generated by the Hotel or Fifty Thousand Dollars ($50,000.00), whichever is greater, for capital improvements to the Subject Premises and the Property and shall provide Seller verification of that expenditure on an annual basis. In the event that Purchaser fails to make such expenditures for capital improvements, such failure shall constitute a default under the deed of trust which will trigger remedies available to Seller as provided in said deed of trust.
         Seller hereby agrees to indemnify and hold harmless the Purchaser and its affiliates, directors, officers and agents from and against any and all costs, losses, liabilities, damages, claims or expenses incurred by any of them arising out of or resulting from:
         (a) Any misrepresentation, breach of any warranty, or the non-fulfillment of any obligation or covenant made by Seller in this contract or the exhibits annexed hereto in connection with this contract or the transaction contemplation hereby;
         (b) Any liability, obligation or commitment of Seller (whether known or unknown, fixed or contingent, due or to become due) not expressly assumed by the Purchaser including, but not limited to, (i) any and all liabilities, direct or indirect, absolute or contingent for taxes (A) of Seller or any member of the

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affiliated  group of which Seller is a member,  whether or not incurred prior to the Closing Date, or (B) incurred in connection with the operation of the Hotel prior to the Closing Date, including, without limitation, any property, sales or other taxes which are not due or assessed until after the Closing Date but which are attributable to any period prior to and including the Closing Date, and (ii) except as otherwise provided herein, any and all taxes due as a result of the transactions contemplated by the contract;
         (c) Any liability (whether contingent, liquidated or otherwise) that the Purchaser may incur as result of any failure of Seller to comply with any United States federal, state or local laws regarding bulk sales or transfers as such laws relate to the Hotel; and
         (d) Any failure of Seller to comply with the continued health care requirements of COBRA with respect to qualifying events occurring up through and including the Closing Date.
                                                   SELLER:

                                                   RIVER PARK HOTEL GROUP, INC.

                                                   BY:/s/Joe Fortunato
                                                   Joe Fortunato, President

                                                   PURCHASER:

                                                   LADY LUCK MISSISSIPPI, INC.

                                                   BY:/s/Rory J. Reid
                                                   Rory J. Reid, Secretary



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


STATE OF MISSISSIPPI
COUNTY OF ADAMS
         Personally appeared before me, the undersigned authority in and for said county and state, on this day of , 1996, within my jurisdiction, the within named JOE FORTUNATO, who acknowledged that he is President of RIVER PARK HOTEL GROUP, INC., a Mississippi corporation, and that for and on behalf of said corporation and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                                     Notary Public
MY COMMISSION EXPIRES:



STATE OF
COUNTY OF
         Personally appeared before me, the undersigned authority in and for said county and state, on this day of , 1996, within my jurisdiction, the within named RORY J. REID, who acknowledged that he is Secretary of LADY LUCK MISSISSIPPI, INC., a Mississippi corporation, and that for and on behalf of said corporation and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                                     Notary Public
MY COMMISSION EXPIRES:




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